EXHIBIT 23.4


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Smart Choice Automotive Group, Inc.
Titusville, Florida

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 4 to Form SB-2 Registration Statement, which is being filed by Smart Choice Automotive Group, Inc., of our report dated March 28, 1997 relating to the financial statements of Florida Finance Group, Inc., Suncoast Auto Brokers, Inc. and Suncoast Auto Brokers Enterprises, Inc. which are incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                       /s/ Spence, Marston, Bunch, Morris & Co.
                                       ----------------------------------------
                                       Spence, Marston, Bunch, Morris & Co.
                                       Certified Public Accountants

Clearwater, Florida
September 2, 1997